Exhibit 4(ak)

NEXTERA ENERGY, INC.

OFFICER’S CERTIFICATE

Creating the _______ Junior Subordinated [Debentures] due __

__________, __________ of NextEra Energy, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities) dated as of __________ between the Company and the Trustee (the “Indenture”), that:

1.	The securities to be issued under the Indenture in accordance with this certificate shall be designated “_____ Junior Subordinated [Debentures] due __________” (referred to herein as the “[Debentures] of the __________ Series”) and shall be issued in substantially the form set forth as Exhibit A hereto.

2.	The [Debentures] of the __________ Series shall be issued by the Company in the initial aggregate principal amount of $___________. Additional [Debentures] of the __________ Series, without limitation as to amount, having substantially the same terms as the Outstanding Debentures of the __________ Series (except for the issue date of the additional [Debentures] of the __________ Series and, if applicable the initial Interest Payment Date (as defined below)) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding [Debentures] of the __________ Series. Any such additional [Debentures] of the __________ Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding [Debentures] of the __________ Series.

3.	The [Debentures] of the __________ Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means __________.

4.	The [Debentures] of the __________ Series will bear interest at the rate of ____% per annum, compounded [quarterly][semi-annually], payable [(subject to the provisions contained in paragraph 9 below) [quarterly][semi-annually] in arrears on __________[,__________, __________] and __________ of each year (each, an “Interest Payment Date”), commencing _____________, to the Persons in whose names the Debentures of the __________ Series are registered, subject to exceptions as provided in the form set forth as Exhibit A hereto, at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full [quarterly][semi-annual] period, on the basis of the actual number of days elapsed during such period using 30-day calendar months). If an Interest Payment Date, a Redemption Date or the Stated Maturity Date of the [Debentures] of the __________ Series falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, the Redemption Date or the Stated Maturity Date, as applicable.

5.	Registration of the [Debentures] of the __________ Series, and registration of transfers and exchanges in respect of the [Debentures] of the __________ Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the [Debentures] of the __________ Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the [Debentures] of the __________ Series.

6.	[The [Debentures] of the __________ Series [will be redeemable at the option of the Company prior to the Stated Maturity Date as provided in the form set forth as Exhibit A hereto.][The [Debentures] of the __________ Series will not be redeemable at the option of the Company prior to the Stated Maturity Date.]

7.	So long as all of the [Debentures] of the __________ Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the [Debentures] of the __________ Series shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, that if any of the [Debentures] of the __________ Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date.

8.	So long as any [Debentures] of the __________ Series are Outstanding, the failure of the Company to pay interest, including Additional Interest (as defined in the form of the [Debentures] of the __________ Series set forth as Exhibit A hereto), if any, on any [Debentures] of the _____ Series within thirty (30) days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of Article Fourteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid deferral of the interest payments by the Company as contemplated in Section [312] of the Indenture [and paragraph 9 of this certificate] shall not constitute a failure to pay interest for this purpose.

9.	[Provisions for deferral of the interest payments, if any, will be inserted here.]

10.	If the Company shall make any deposit of money and/or Eligible Obligations with respect to any [Debentures] of the __________ Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the [Debentures] of the __________ Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such [Debentures] of the __________ Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency; or

(B)    an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such [Debentures] of the __________ Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.

11.	The [Debentures] of the __________ Series will be initially issued in global form registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company. The [Debentures] of the __________ Series in global form shall bear the depository legend in substantially the form set forth as Exhibit A hereto. The [Debentures] of the _____ Series in global form will contain restrictions on transfer, substantially as described in the form set forth as Exhibit A hereto.

12.	No service charge shall be made for the registration of transfer or exchange of the [Debentures] of the __________ Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange.

13.	The Company reserves the right to require legends on [Debentures] of the __________ Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws.

14.	The Company agrees, and by acceptance of the [Debentures] of the __________ Series, each Holder will be deemed to have agreed, to treat the [Debentures] of the __________ Series as indebtedness for United States federal, state and local tax purposes.

15.	The [Debentures] of the __________ Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto.

16.	The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the [Debentures] of the __________ Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

17.	The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

18.	In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

19.	In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the [Debentures] of the __________ Series requested in the accompanying Company Order No. __, have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this ____ day of __________ in New York, New York.

By:

Exhibit A

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited purpose company organized under the New York Banking Law (“DTC”), to NextEra Energy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No._______________	CUSIP No. ___________

[FORM OF FACE OF JUNIOR SUBORDINATED [DEBENTURE]]

NEXTERA ENERGY, INC.

[________] JUNIOR SUBORDINATED [DEBENTURES] DUE _____

NEXTERA ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on ____________ (the “Stated Maturity Date”). The Company further promises (subject to deferral as set forth herein) to pay interest on the principal sum of this _____ Junior Subordinated [Debenture] due __________ (this “Security”) to the registered Holder hereof at the rate of ____% per annum, in like coin or currency, [quarterly][semi-annually] in arrears on __________[,__________, __________] and __________ of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on __________. Each interest payment shall include interest accrued from the most-recently preceding Interest Payment Date to which interest has either been paid or duly provided for (except that (i) the interest payment which is due on __________ shall include interest that has accrued from __________, and (ii) if this Security is authenticated during the period that (A) follows any particular Regular Record Date (as defined below) but (B) precedes the next occurring Interest Payment Date, then the registered Holder hereof shall not be entitled to receive any interest payment with respect to this Security on such next occurring Interest Payment Date). The Company also promises to pay Additional Interest (as defined below) with respect to an Optional Deferral Period (as defined below) to the registered Holder of this Security, to the extent payment of such Additional Interest is enforceable under applicable law, on any interest payment that is not made on the applicable Interest Payment Date, as specified on the reverse of this Security. No interest will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Securities of this series are held by a securities depository in book-entry form; provided that if any of the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date; and provided further that interest payable on the Stated Maturity Date or any Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

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Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto. The amount of interest payable on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months (and for any period shorter than a full [quarterly][semi-annual] period, on the basis of the actual number of days elapsed during such period using 30-day calendar months).

Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate, shall have the meanings specified in the Indenture or in the Officer’s Certificate.)

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

NEXTERA ENERGY, INC.

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF JUNIOR SUBORDINATED [DEBENTURE] DUE __________]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of __________ (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on __________, creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

[Provisions for redemption at the option of the Company, if any, will be inserted here.]

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that the principal of and interest on the Securities of this series cannot be declared due and payable by reason of the occurrence and continuation of an Event of Default specified in Section 801(c) of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

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As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[Provisions for deferral of the interest payments, if any, will be inserted here.]

The Securities of this series are issuable only in registered form without coupons in denominations of [$____ and integral multiples of $______ in excess thereof][$____ and integral multiples thereof]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

The Company has agreed, and by acceptance of this Security, the Holder will be deemed to have agreed, to treat this Security as indebtedness for United States federal, state and local tax purposes.

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